EXHIBIT 10.1

CONTRACT FOR SALE

State: Texas
County: Lavaca
Seller: Lee Wood
Buyer: Texas South Energy Inc., a Nevada corporation

This Contract for Sale is made as of the [22]  day of January, 2014 by and between Lee Wood (“Seller”) and Texas South Energy Corp. (“Buyer”).

WHEREAS, Seller owns real property (the “Real Property”), including the mineral interests in Lavaca County, Texas, including but not limited to oil, gas, gold, silver, iron ore, copper, coal, timber, coal bed methane and other types of mineral interests or mineral extracts, including but not limited to, rare-earth elements, caliche, crushed stone, gravel, surface aggregate, uranium, mica, limestone, and thorium (the “Mineral Interests”), all as described in that certain deed dated July 1, 2005, recorded in Volume 363, Page 541 of the Real Property Records of Lavaca County (the “2005 Deed”);

WHEREAS, Seller is willing to sell, transfer, and assign to Buyer, and Buyer is willing to purchase and acquire a thirty seven and one-half percent (37.5%) in the Mineral Interests;

WHEREAS, as consideration for the sale, transfer, and assignment of the Acquired Interest (as defined below), Buyer agrees to: (1) pay Seller the sum of $270,000; and (2) transfer, assign, and convey to Seller 2,000,000 shares of Buyer’s common stock, valued at $0.05 per share (the “Shares”); and

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Purchase and Sale

A.           Acquired Interest.  Subject to the terms herein, on the Effective Date, Buyer agrees to purchase and Seller sells and agrees to convey all of Seller's right, title, and interest in thirty seven and one-half percent (37.5%) of the Mineral Interests (“Acquired Interest”), which includes, but is not limited to:

(i)           the right to egress and regress and other rights and interests appurtenant or incident to such Acquired Interests, which are described in detail on Exhibit “A” to this Contract;
(ii)          a thirty seven and one-half percent interest (37.5%) of Seller’s revenue from the production of hydrocarbons from the Real Property as of the Effective Date, including a thirty seven and one-half percent interest (37.5%) to Seller’s right, title and interest in and to (a) that certain Paid Up Oil and Gas Lease, dated December 28, 2007, as amended, by and between James F. Askew, Seller’s predecessor in interest, and Aubrey Oil & Gas; and (b) that certain Oil, Gas and Mineral Lease, dated December 26, 2007, to Spindler Land & Minerals Lessee, predecessor in interest to GeoSouthern Energy Corporation, a Texas corporation (collectively the Paid Up Oil and Gas Lease and the Oil, Gas and Mineral Lease, the “Lease”);

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(iii)         the sole right to lease the Mineral Interests to any third party; so long as said lease does not include a royalty of less than one-sixth on oil and gas and includes the usual and customary royalty on all other minerals (such lease referred to herein as the “Future Lease”); and
(iv)         the right to all bonuses and delay rentals incurred pursuant to a Future Lease.

B.           Effective Date.  The Effective Date of this Contract shall be January 22, 2014.  Seller will be entitled to all revenues and responsible for all expenses relating to the Acquired Interests accruing or arising prior to the Effective Date.  Buyer will be entitled to all revenues and responsible for all expenses relating to the Acquired Interests accruing or arising from and after the Effective Date.

C.           Purchase Price.  The purchase price for the Acquired Interest will be (1) the sum of $270,000; and (2) 2,000,000 shares of Buyer’s common stock, valued at $0.05 per share (the Purchase Price”).

2.           Representations and Warranties.

A.           Seller's Representations and Warranties.  Seller represents and warrants to Buyer that as of the Effective Date:

(1)          Seller has the right, power and authority to enter into this Contract and to convey the Acquired Interests in accordance with the terms and conditions of this Contract, to engage in the transactions contemplated in this Contract and to perform and observe the terms and provisions hereof.  The execution and delivery of this Contract does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Effective Date, violate, or be in conflict with, any material provision of any agreement or instrument to which Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

(2)          Seller has taken all necessary action to authorize the execution, delivery and performance of this Contract, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Contract and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(3)          Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Contract for which Buyer shall have any responsibility whatsoever.

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(4)          Seller owns all right, title and interest to the Acquired Interests that is evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction to the extent necessary to prevail against competing claims of bona fide purchasers for value without notice.

(5)          Other than the Lease, there are no material liens, claims, infringements, burdens, leases and other defects or encumbrances on the Acquired Interests.  For the purposes of Seller’s Representations and Warranties, rights of way, easements, and any surface use agreements which affect or cross the Acquired Interests, granted or entered into by Seller or Seller's predecessors in title prior to the Effective Date shall not be considered material claims, liens, or encumbrances.  There are no lawsuits, claims, proceedings or investigations pending or, to the knowledge of Seller, threatened against or affecting Seller regarding the Acquired Interests, or the legality or propriety of the transactions contemplated by this Contract.

                        (6)          Seller understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws or (ii) an exemption from the registration and qualification requirements of the Securities Act and applicable state securities laws.  It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act (ii) such securities may be sold pursuant to Rule 144 or (iii) Buyer has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or qualification under applicable state securities laws.  Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account secured by the securities.”

(7)           The Shares have been acquired for Seller’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Seller can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(8)           The Seller hereby represents that he, either by reason of the his own business or financial experience or the business or financial experience of his professional advisors (who are unaffiliated with and not compensated by Buyer or any affiliate or selling agent of Buyer, directly or indirectly), has the capacity to protect his own interests in connection with the transaction contemplated hereby.

(9)           The Seller has been furnished with or has had full access to all of the Buyer’s reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission as of the Effective Date (the “SEC Documents”) pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”), and in making its decision to acquire the Shares, Seller has relied solely on the information set forth in the SEC Documents and the representations and warranties of the Buyer contained in this Contract. At the time the Buyer was first offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 of the Securities Act.  Buyer is not in the possession of, and has not made any investment decision to purchase the Shares, based upon any material non-public information regarding the Company.

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(10)         The Seller understands that Buyer is a “shell company” as defined in Rule 405 of the Securities Act, and that there is a limited trading market for the Shares and that an active market may not develop for the Shares.  The Seller understands that even if an active market develops for the Shares, Rule 144 promulgated under the Securities Act requires for non-affiliates (“Rule 144”), among other conditions, a one-year holding period commencing as of the date that the Company ceases to be a shell company and files its Form 10 type information pursuant to Rule 144(i)(2).  The Seller understands and hereby acknowledges that Buyer is under no obligation to register any of the Shares under the Securities Act or any state securities or “blue sky” laws.

(11)         To date, no wells have been drilled on the lands described in the July Deed.  Other than the Lease, Seller has not entered into any other agreements affecting the Acquired Interests.

(12)         Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law (as hereinafter defined) with respect to the Acquired Interests, nor to Seller's knowledge has Seller received any written notice that any governmental or quasi-governmental authority is contemplating an investigation of the Acquired Interests, with respect to a violation or suspected violation of any Environmental Law.  For purposes hereof, “Environmental Law” shall mean any federal or state law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, and all federal and state regulations and publications promulgated or issued pursuant thereto.

B.           Buyer's Representations and Warranties.

(1)           Buyer represents and warrants to Seller that it has the full right and authority and has obtained all necessary consents and approvals to enter into this Contract and close the transactions it contemplates.  The execution and delivery of this Contract does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Effective Date, violate, or be in conflict with, any material provision of Buyer’s governing documents, or any material provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

(2)           The Shares are duly authorized and reserved for issuance and, upon issuance to Seller, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, except those under applicable securities laws and the terms of this Contract and shall not be subject to preemptive rights or other similar rights of stockholders of Buyer and will not impose personal liability upon the holder thereof.

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3.             Closing.  The closing of the purchase and sale of the Acquired Interests contemplated by this Contract shall take place at the location convenient for the parties as soon as practicable, being a date not later than January 31, 2014 (the “Closing”).

A.           Seller’s Deliveries at Closing.  At, or prior to, the Closing, Seller shall

(1)	execute and deliver to Buyer this Contract;

(2)           deliver to Buyer the Deed, fully executed and notarized, in the form attached hereto as Exhibit B;

(3)           execute and deliver to Buyer the Assignment Agreements, in the form attached hereto as Exhibit C and D; and

(4)           execute and deliver to Buyer the Power of Attorney, in the form attached hereto as Exhibit E.

B.           Buyer’s Deliveries at Closing.  At, or prior to, the Closing, Buyer shall

(1)           execute and deliver to Seller this Contract;

(5)           (2)    execute and deliver to Seller the Assignment Agreements, in the form attached hereto as Exhibit C and D;

(3)           wire the cash portion of the Purchase Price ($270,000) to Seller in United States dollars; and

(4)           within ten (10) Business Days from the date of the Closing, Seller shall cause the Seller’s transfer agent to issue Seller a certificate representing the Shares.

4.           Additional Covenants and Contracts of the Parties.

A.           Transfer of Title.  Seller agrees to take any and all further action necessary to transfer title of the Acquired Interests to Buyer, including executing, acknowledging or delivering any further documents requested by the other Party for carrying out the purposes of this Contract, the transfer and sale of the Acquired Interests and the assignment of the interests in the Lease.

B.           Revenue.  After Closing, for so long as Seller may receive revenue based on Seller’s prior ownership interest in the Acquired Interests or Real Property, Seller shall have an obligation to and transfer to Buyer all of the revenue received from the production of hydrocarbons on the Real Property after the Effective Date. Buyer shall have the right, at any time, to disclose the existence of this Contract to an oil and gas operator and/or lessee of the Real Property.

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C.            Future Leases.  Pursuant to the Power of Attorney, attached as Exhibit E, Seller hereby grants to Buyer the right to lease all of the Mineral Rights.  Such Future Lease shall be binding and enforceable on Seller.  Notwithstanding the forgoing, no Future Lease that provides for a royalty of less than one-sixth (1/6) on oil and gas and the usual and customary royalty on all other minerals will be binding and enforceable on Seller.  Seller further agrees to waive any right or interest in any bonus or delay rentals paid pursuant to a Future Lease.

5.             Indemnification.

A.            Indemnification by Seller. Following the Closing, Seller shall indemnify and hold Buyer, its affiliates, shareholders, members, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (i) any material misrepresentation or material breach of any representation, warranty, covenant or agreement made by Seller contained in this Contract, and (ii) any breach of any covenant of Seller contained in this Contract which survives the Closing.

B.            Indemnification by Buyer. Following the Closing, Buyer shall indemnify and hold Seller, its affiliates, shareholders, members, officers, directors, employees, representatives and agents of each of the foregoing harmless from any and all Losses arising out of, or in any way relating to, (a) any material misrepresentation or material breach of any representation, warranty, covenant or agreement made by Buyer contained in this Contract, and (b) any breach of any covenant of Buyer contained in this Contract which survives the Closing.

C.            Survival.  The provisions of this Section shall survive until the date which is one five (5) years after the Effective Date, unless a longer or shorter survival period is expressly provided for in this Contract.

6.             Taxes.  All ad valorem taxes assessed against the Acquired Interests for all time periods prior to the Effective Date shall be the responsibility of the Seller, and all ad valorem taxes assessed against the Acquired Interests for all time periods subsequent to the Effective Date shall be the responsibility of the Buyer.  If Buyer pays any taxes which are the responsibility of Seller, Seller shall promptly reimburse Buyer the amounts paid by Buyer upon receipt of written evidence of such payment.

7.             Counterparts.  This Contract may be executed in counterparts, each of which shall be deemed an original and both considered one and the same Contract.  To facilitate the execution and delivery of this Contract, the parties may execute and exchange counterparts of the signature pages by electronic means, including facsimile or pdf, and the signature page of either party to any counterpart may be appended to any other counterpart.  This Contract shall only be binding on Seller and Buyer when executed by both of the parties.

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8.             Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission or other electronic transmission (including email transmission of a PDF), or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

If to Buyer:

Texas South Energy, Inc.
3 Riverway, Suite 1600
Houston, Texas 77056

If to Seller:

Lee Wood
4601 Spicewood Springs Road, Building Once, Suite 100
Austin, Texas 78759

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission (including email) shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission, if transmitted and confirmed prior to 7:00 p.m. local Houston, Texas time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Refusal to accept delivery shall be deemed delivered. Any notice may be given by a party's attorney.

9.             Governing Law.  THIS CONTRACT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

10.           Severability.  This Contract is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Contract, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Contract and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

11.           Entire Contract.  This Contract, the Assignment Agreement and the Deed constitute the entire agreement between the parties with respect to the sale of the Acquired Interests by Seller to Buyer and supersedes all prior proposals, offers, and agreements with respect to the Acquired Interests.  Neither party has made any representations or statements to the other party which are not contained in this Contract, the Assignment Agreement or the Deed, nor has any party relied upon any representation or statement of the other party which are not set forth in this Contract, the Assignment Agreement or the Deed.

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12.           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Contract and the consummation of the transactions contemplated hereby.

13.           Survival of Representations and Warranties.  The representations and warranties of this Contract shall survive the close of the sale of the Acquired Interests by Seller to Buyer and shall be deemed covenants running with the Acquired Interests, binding on Seller and Buyer and their respective heirs, successors and assigns.

This Contract is executed by Buyer and Seller as of the date of acknowledgment of the respective signatures, but shall be deemed effective as of the Effective Date provided in paragraph 2.

SELLER	BUYER
Texas South Energy, Inc.
By:__/s/_______________________________ Lee Wood Date:__January 21, 2014________________	By:_/s/_______________________________ Name: James M. Askew Title: Chief Executive Officer Date:__January 21,2014_______________

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